Exhibit 10.50

AMENDMENT TO THE SPX CORPORATION SUPPLEMENTAL RETIREMENT PLAN FOR TOP MANAGEMENT

SPX Corporation currently maintains the SPX Corporation Supplemental Retirement Plan for Top Management (the “Plan”). Pursuant to the powers of amendment reserved in Section 6.1 of the Plan, effective as of September 26, 2015, SPX Corporation hereby amends the Plan in the following manner:

1.	Article II of the Plan is amended by adding the following new Section 2.4:
“Section 2.4    FLOW Transferees.
As part of the Separation and Distribution Agreement by and between SPX Corporation and SPX FLOW, Inc. dated as of September 22, 2015 (and as may be amended from time to time), SPX Corporation and SPX FLOW, Inc. entered into the Employee Matters Agreement dated as of September 26, 2015 (the “EMA”). In accordance with the EMA, all liabilities for Flowco Employees (as defined in the EMA) who participate in the Plan immediately prior to the Effective Time (as defined in the EMA) are to be transferred to the SPX FLOW Supplemental Retirement Plan for Top Management (the “FLOW TMP Plan”) as of September 26, 2015 (such Flowco Employees referred to as “Flow Transferees”). As of such date, Flow Transferees shall cease to be Participants under this Plan and shall become participants in the FLOW TMP Plan.
From and after the September 26, 2015, neither the Company nor this Plan shall have any liability with respect to the former participation by Flow Transferees in this Plan, and Flow Transferees shall not be entitled to any payment of any benefits under the Plan. References to the FLOW TMP Plan in this Plan are descriptive only, and neither the Company nor this Plan guarantees any payments or rights under the FLOW TMP Plan. The provisions of this Section 2.4 shall supersede any provision in the Plan to the contrary (including, without limitation, any Appendices).”

2.	Section 7.9 is amended by adding the following sentence:
“For avoidance of doubt, SPX FLOW, Inc. shall not be deemed a successor of the Company for purposes of the Plan.”

3.	Article IX is amended by adding “and Section 2.4” after “Section 5.3”.